Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

OF

POTBELLY CORPORATION

Effective as of May 24, 2018

ARTICLE I

OFFICES

Section 1. Registered Office. Potbelly Corporation (the “Corporation”) shall continuously maintain in the State of Delaware a registered office which may, but need not be, the same as its place of business, and a registered agent whose business office is identical with such registered office. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the board of directors of the Corporation (the “Board of Directors”).

Section 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCK

Section 1. Form of Stock Certificates. The shares of stock in the Corporation shall be represented by uncertificated stock.

Section 2. Identification of Stockholders. The name and address of each stockholder, the number and class of stock held and the date on which the stock was issued shall be entered on the books of the Corporation. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 3. Transfers of Stock. Upon receipt of proper transfer instructions and proper evidence of compliance of other conditions to rightful transfer from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

Section 4. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE III

MEETINGS OF STOCKHOLDERS

Section 1. Annual Meeting. Annual meetings of stockholders shall be held each year at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At each such annual meeting, the stockholders shall elect the directors and transact such other business as may properly be brought before the meeting.

Section 2. Advance Notice of Stockholder Business.

(a) To be properly brought before the annual meeting, business (other than the nomination of directors) must be:

(1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors;

(2) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or

(3) otherwise properly brought before the meeting by a stockholder of the Corporation who (A) is a stockholder of record at the time of giving of notice provided for in these by-laws (the “By-Laws”), on the record date for the meeting and at the time of the meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in these By-Laws as to such business.

(b) For business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(3) of this Section 2, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business must constitute a proper matter for stockholder action. To be timely, the stockholder’s notice must be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at the principal executive offices of the Corporation addressed to the attention of the Secretary of the Corporation not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary of the date of the previous year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than 30 days before or after the anniversary date of the previous year’s annual meeting, notice by the stockholder must be received by the Secretary of the Corporation not later than the close of business on the later of (x) the 90th day prior to such annual meeting and (y) the 10th day following the day on which public announcement of the date of such meeting is first made. For the purposes of these By-Laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, PR Newswire, Associated Press, Business Wire or a

comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting:

(1) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting;

(2) the name and record address of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made;

(3) the class, series and number of shares of the Corporation that are owned beneficially and of record by the stockholder and such beneficial owner and a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or represented by proxy at the meeting;

(4) any material interest of the stockholder of record or beneficial owner in such business;

(5) any other information that is required to be provided by the stockholder pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) in such stockholder’s capacity as a proponent of a stockholder proposal; and

(6) a representation as to whether either such stockholder of record or beneficial owner intends, or is part of a group that intends, to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to approve the proposal and/or otherwise to solicit proxies from stockholders in support of such proposal.

(d) Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section; provided, however, that nothing in this Section shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting. The Chairman of the Board (or such other person presiding at the meeting in accordance with these By-Laws) shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 3. Special Meetings. Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation of the Corporation (the “Certificate of Incorporation”), by the Secretary only at the request of the Chairman of the Board of Directors, the Chief Executive Officer or by a resolution duly adopted by the affirmative vote of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

Section 4. Place of Meeting. The Board of Directors may designate the place of meeting, either within or without of the State of Delaware, for any annual or special meeting of stockholders. In the absence of any such designation, the place of meeting shall be the principal place of business of the Corporation.

Section 5. Notice of Meetings. For all meetings of stockholders, a written or printed notice of the meeting shall be delivered personally, by mail or by electronic transmission (if receipt thereof has been consented to by the stockholder to whom the notice is given), to each stockholder of record entitled to vote at such meeting, which notice shall state the place, if any, date and time of the meeting and the means of remote communications, if any, for such meeting. For all special meetings and when and as otherwise required by law, the notice shall state the purpose or purposes of the meeting and the business to be transacted at such meeting. At any special meeting, the business to be transacted at such meeting shall be limited to the matters so stated in the notice of such special meeting and any matters reasonably related thereto. The notice of the meeting shall be given not less than 10 nor more than 60 days before the date of the meeting. If mailed, such notice shall be deemed to have been delivered when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears in the records of the Corporation. If given by facsimile transmission, such notice shall be deemed to have been delivered when directed to a number at which the stockholder has consented to receive notice by facsimile. If given by electronic transmission, such notice shall be deemed to have been delivered (a) by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (b) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (x) such posting and (y) the giving of such separate notice by United States mail or facsimile transmission; and (c) if by any other form of electronic transmission, when directed to the stockholder. When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, if any, date, time and means of remote communications, if any, thereof are announced at the meeting at which the adjournment is taken, unless otherwise required by law.

Section 6. Quorum of Stockholders. Except where otherwise provided by law. the Certificate of Incorporation or these By-Laws, the holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.

Section 7. Adjournments. If a quorum is not present or represented at any meeting of stockholders, a majority of the stockholders present in person or represented by proxy at the meeting and entitled to vote, though less than a quorum, or by any officer entitled to preside at such meeting, shall be entitled to adjourn such meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. When a meeting is adjourned to another place, if any, date, time and means of remote communications, if any, notice need not be given of the adjourned meeting if the place, if any, date, time and means of remote communications, if any, thereof are announced at the meeting at which the adjournment is taken, unless otherwise required by law; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, if any, date, time and means of remote communications, if any, of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

Section 8. Vote Required. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, (i) at all meetings of stockholders for the election of directors, a plurality of votes cast shall be sufficient to elect, and (ii) any other question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority in voting power of the stock represented and entitled to vote thereon. The Board of Directors, in its discretion, or any officer entitled to preside at a meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 9. Organization and Conduct of Business. The Chairman of the Board or, in his or her absence, the Chief Executive Officer or President or, in their absence, such person as the Board of Directors may have designated or, in the absence of such a person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or represented by proxy, shall call to order any meeting of stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her in order.

Section 10. Voting Lists. The officer or agent having charge of the transfer book for stock of the Corporation shall make, at least 10 days before such meeting, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares of stock held by each. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The original stock transfer books (or any duplicates thereof maintained by the Corporation) shall be the only evidence of the identity of the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

Section 11. Proxies. A stockholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment form and delivering it to the person so appointed. No proxy shall be valid after the expiration of three years from the date thereof unless otherwise provided in the proxy. An appointment of a proxy is revocable by the stockholder unless the appointment form states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power.

Section 12. Inspectors of Election. In advance of any meeting of stockholders, the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The inspectors shall have the duties prescribed by applicable law. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares of stock represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 13. Consent of Stockholders in Lieu of a Meeting. Stockholders may not act by written consent.

ARTICLE IV

DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders. Directors need not be stockholders of the Corporation to be qualified for election or service as a director of the Corporation.

Section 2. Number, Election and Tenure. Subject to the rights of the holders of any series of Preferred Stock then outstanding, the exact number of directors shall be determined from time to time solely by resolution adopted by the Board of Directors. No decrease in the number of authorized directors shall have the effect of removing any director before that director’s term of office expires. The directors shall be elected and shall hold office only in the manner provided in the Certificate of Incorporation.

Section 3. Advance Notice of Director Nominations.

(a) Subject to the rights of the holders of any series of Preferred Stock then outstanding, nominations of persons for election to the Board of Directors must be:

(1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors;

(2) otherwise made by or at the direction of the Board of Directors; or

(3) otherwise properly made by a stockholder of the Corporation who (A) is a stockholder of record at the time of giving of notice provided for in these By-Laws, on the record date for the meeting and at the time of the meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in these By-Laws as to such nomination.

(b) For nominations to be properly brought before a meeting by a stockholder pursuant to clause (C) of paragraph (a)(3) of this Section 3, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, the stockholder’s notice must be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at the principal executive offices of the Corporation addressed to the attention of the Secretary of the Corporation:

(1) in the case of an annual meeting of stockholders, not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary of the date of the previous year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than 30 days before or after the anniversary date of the previous year’s annual meeting, notice by the stockholder must be received by the Secretary of the Corporation not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the 10th day following the day on which public announcement of the date of such meeting is first made, and

(2) in the case of a special meeting of stockholders called for the purpose of electing directors, not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of (A) the 90th day prior to such special meeting and (B) the 10th day following the day on which notice of the date of the special meeting was delivered or public announcement of the date of the special meeting is first made.

In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) A stockholder’s notice to the Secretary shall set forth;

(1) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class, series and number of shares of capital stock of the Corporation that are owned beneficially by the person, (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Exchange Act and (v) the nominee’s written consent to serve, if elected, and

(2) as to the stockholder giving the notice, (i) a description of all arrangements or understandings between such stockholder and each person the stockholder proposes for election or re-election as a director pursuant to which such proposed nomination is being made and (ii) the information called for by Section 2(c)(2) through (6) of Article III.

(d) The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

(e) In connection with any annual meeting of stockholders (or, if and as applicable, any special meeting of stockholders), the Chairman of the Board (or such other person presiding at such meeting in accordance with these By-Laws) shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

Section 4. Vacancies. Any newly created directorship resulting from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, may exercise the powers of the full board until the vacancy is filled. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, and a director elected to fill a position resulting from any increase in the authorized number of directors shall hold office until the next election of the class for which such director shall have been chosen (or, if directors are not at that time divided into classes, until the next annual meeting of stockholders to be held in the first year following the year of his or her election), subject in each case to the election and qualification of his or her successor or his or her earlier death, resignation or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 5. Resignation. Any director may resign at any time upon written notice to the Corporation at its principal place of business addressed to the attention of the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt of such notice unless the notice specifies such resignation to be effective at some other time or upon the happening of some other event. Any director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors.

Section 6. Quorum of Directors. A majority of the number of directors holding office on the date of any regular or special meeting shall constitute a quorum for the transaction of business at such meeting of the Board of Directors; provided, however, that if less than a majority of the number of directors holding office on the date of such meeting is present at that meeting, a majority of the directors present may adjourn the meeting at any time without further notice, unless otherwise required by law, until a quorum shall be present or represented.

Section 7. Organization and Manner of Acting. The Chairman of the Board shall preside over each meeting of the Board of Directors. If the Chairman of the Board is absent from a meeting of the Board of Directors, a chairman chosen at such meeting shall preside over such meeting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law, the Certificate of Incorporation or these By-Laws.

Section 8. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-Law, immediately after, and, at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the place, either within or without of the State of Delaware, date and time for the holding of additional regular meetings of the Board of Directors, without other notice than such resolution.

Section 9. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President or a majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place, either within or without of the State of Delaware, for holding any special meeting of the Board of Directors called by them.

Section 10. Notice. Notice of each special meeting of the Board of Directors shall be given, either personally or as hereinafter provided, to each director at least 24 hours before the meeting. Notice may be delivered personally or by means of e-mail, telephone, telegram, telex, facsimile transmission, recognized express delivery service and United States mail. Any and all business may be transacted at a special meeting which may be transacted as a regular meeting of the Board of Directors. Except as may be otherwise expressly provided by law, the Certificate of Incorporation or these By-Laws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 11. Chairman of the Board. The Board of Directors shall annually elect one of its members to be the chairman of the board and shall fill any vacancy in the position of Chairman of the Board at such time and in such manner as the Board of Directors shall determine. The Chairman of the Board shall preside at all meetings of the Board of Directors and of stockholders. The Chairman of the Board shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors or these By-Laws.

Section 12. Lead Director. By resolution, the Board of Directors shall appoint the chairperson of the Nominating and Corporate Governance Committee of the Board of Directors, or such other independent director as the resolution may provide, as the lead independent director (the “Lead Director”). The Lead Director shall have the responsibilities set forth in the Corporate Governance Guidelines of the Corporation, as such guidelines may be revised from time to time, together with such other responsibilities as the Board of Directors may from time to time specify.

Section 13. Committees. The Board of Directors may, by written resolution, create one or more committees of the Board of Directors and may appoint one or more directors to serve on any such committee or committees. Each committee shall have one or more members, who serve at the pleasure of the Board of Directors. Each committee may appoint a chairperson of such committee and, if so appointed, each committee shall appoint a new chairperson at least once every three years. A majority of any committee shall constitute a quorum and a majority of a quorum is necessary for committee action. A committee may act by unanimous consent in writing without a meeting and, subject to the provisions of these By-Laws or any action by the Board of Directors, the committee by majority vote of its numbers shall fix the time and place of meetings and the notice required therefor and may fix its own rules of procedure. Any committee established pursuant to this Section shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, but only to the extent provided in the resolution of the Board of Directors establishing such committee or otherwise delegating specific power and authority to such committee and except as limited by law, the Certificate of Incorporation or these By-Laws. Each committee shall keep regular minutes and report to the Board of Directors when required.

Section 14. Action by Written Consent. Any action required by the General Corporation Law of the State of Delaware to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent in writing or by electronic transmission, provided that any such electronic transmission complies with Section 141 of the General Corporation Law of the State of Delaware. All approvals evidencing any such consent shall be delivered to the Secretary of the Corporation to be filed in the corporate records. Any action taken by such consent shall be effective as of the date on which the Corporation receives approvals evidencing that all of the directors have approved the consent, unless the consent specifies a different effective date.

Section 15. Meeting by Communications Equipment. Members of the Board of Directors or of any committee of the Board of Directors may participate in and act at any meeting of the board or committee by means of conference telephone or other similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute attendance and presence in person at such meeting.

Section 16. Compensation. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors. The directors may also be entitled to participate in any benefit plan as they determine. No such payment previously mentioned in this Section will preclude any director from serving the Corporation in any other capacity and receiving compensation for that service.

ARTICLE V

OFFICERS

Section 1. Number. The officers of the Corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer and a Secretary. The Board of Directors, in its sole discretion, may also choose one or more vice presidents, a treasurer, one or more assistant treasurers, one or more assistant secretaries and such other officers as it shall deem necessary. Any two or more offices may be held by the same person, except for the offices of President and Secretary. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the offices of President and Secretary shall be filled as expeditiously as possible.

Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as reasonably practicable. Each officer shall hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. Election of an officer shall not of itself create contract rights.

Section 3. Resignation. Any officer may resign at any time upon written notice to the Corporation directed to the Board of Directors or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein and no acceptance of such resignation shall be necessary to make it effective.

Section 4. Removal. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 5. Vacancies; New Offices. A vacancy occurring in any office may be filled and new offices may be created and filled, at any time, by the Board of Directors.

Section 6. Chief Executive Officer. The Chief Executive Officer of the Corporation shall be in charge of the management of the day-to-day business and affairs of the Corporation subject to the policies and directions of the Board of Directors. He or she may sign deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except where required or permitted by law to be otherwise signed and except where the signing thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. He or she shall have the power to appoint such agents and employees as in his or her judgment may be necessary or proper for the transaction of the business of the Corporation and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors or these By-Laws.

Section 7. President. The President may be the chief operating officer who shall be in charge of the day-to-day operations and affairs of the Corporation subject to the policies and the directions of the Board of Directors and of the Chief Executive Officer. In the absence of the Chief Executive Officer, the President shall discharge the functions of the Chief Executive Officer. The President may sign deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except where required or permitted by law to be otherwise signed and except where the signing thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall also have the power to appoint such agents and employees as in his or her judgment may be necessary or proper for the transaction of the business of the Corporation and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or these By-Laws.

Section 8. Chief Financial Officer. The Chief Financial Officer shall have general charge and supervision of the financial affairs of the Corporation, subject to the direction and control of the Board of Directors and the Chief Executive Officer, including budgetary, accounting and statistical methods and approve payment, or designate others serving under him to approve for payment, of all vouchers and warrants for disbursements of funds. The Chief Financial Officer may sign deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized to be executed, except where required or permitted by law to be otherwise signed and except where the signing thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chief Financial Officer in general shall perform all duties incident to the office of Chief Financial Officer and such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer, the President or these By-Laws.

Section 9. Secretary. The secretary shall (a) keep the minutes of the stockholders’ and the Board of Directors’ meetings; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) have general charge of the corporate records and for the seal of the Corporation; (d) have general charge of the stock transfer books of the Corporation; (e) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (f) sign with the President, or any other officer duly authorized by the Board of Directors, any deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed, according to the requirements of the form of the instrument; and (g) in general perform all duties incident to the office of Secretary and such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer, the President or these By-Laws.

Section 10. Vice President(s). The vice president (or in the event more than one vice president is elected, each of the vice presidents) shall assist the President in the discharge of his or her duties as the President may direct, and shall perform such other duties as from time to time may be assigned to him or her (them) by the Chief Executive Officer, the President or the Board of Directors. In the absence of the President, the vice president, if one is elected (or vice presidents, in the order designated by the Board, or in the absence of any designation, then in the order of their election), shall perform the duties and exercise the authority of the President.

Section 11. Treasurer. The treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation; (c) have charge of and be responsible for the maintenance of adequate books of account for the Corporation; and (d) in general perform all duties incident to the office of treasurer and such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer, the President or these By-Laws.

Section 12. Assistant Treasurers and Assistant Secretaries; Other Officers. The Board of Directors may elect one or more assistant treasurers and assistant secretaries. In the absence of the Treasurer, or in the event of his or her inability or refusal to act, the assistant treasurer(s), in the order of their election, shall perform the duties and exercise the authority of the treasurer. In the absence of the Secretary, or in the event of his or her inability or refusal to act, the assistant secretary(ies), in the order of their election, shall perform the duties and exercise the authority of the secretary. The assistant treasurer(s) and assistant secretary(ies), in general, shall perform such other duties as may be prescribed by the Treasurer or the Secretary, respectively, or by the Board of Directors, the Chief Executive Officer, the President or these By-Laws. Such other officers or assistant officers as the Board of Directors may choose shall perform such duties and have such powers as may be prescribed by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

Section 13. Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board of Directors.

ARTICLE VI

INDEMNIFICATION

Section 1. General. The Corporation shall, to the fullest extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, have reasonable cause to believe that the person’s conduct was unlawful.

Section 2. Actions by or in the Right of the Corporation. The Corporation shall, to the fullest extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State Delaware or such other court shall deem proper.

Section 3. Indemnification Against Expenses. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 hereof, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 4. Board Determinations. Any indemnification under Sections 1 and 2 hereof (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 1 and 2 hereof. Such determination shall be made with respect to a person who is a director or officer at the time of such determination: (a) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum; (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or (c) if there are no such disinterested directors, by the stockholders.

Section 5. Advancement of Expenses. Expenses (including attorneys’ fees) incurred by an officer or director of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized by law or in this Section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the Corporation or persons serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, limited liability company, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 6. Nonexclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or this Article VI.

Section 8. Other Indemnification. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same or lesser scope and effect as the foregoing indemnification of directors and officers.

Section 9. Certain Definitions. For purposes of this Article VI, (a) references to “the Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation.”

Section 10. Change in Governing Law. In the event of any amendment or addition to Section 145 of the General Corporation Law of the State of Delaware or the addition of any other section to such law which shall limit indemnification rights thereunder, the Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, indemnify to the fullest extent authorized or permitted hereunder, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

Section 11. Repeal or Modification of Indemnification. Any repeal or modification of this Article VI by the stockholders of the Corporation shall not conflict with or adversely affect any right or protection of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification.

ARTICLE VII

GENERAL

Section 1. Amendment of By-Laws. These By-Laws may be altered, amended or repealed, and new By-Laws may be adopted, by the Board of Directors or by the affirmative vote of the holders at least sixty-six and two-thirds percent (66-2/3%) of the stock then outstanding and entitled to vote.

Section 2. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 3. Dividends and Distributions. The Board of Directors may from time to time declare or otherwise authorize, and the Corporation may pay, dividends or other distributions on its outstanding stock in the manner and upon the terms, conditions and limitations provided by law or the Certificate of Incorporation.

Section 4. Corporate Seal. The Corporation may, at the option of the Board of Directors, provide a corporate seal which shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

Section 5. Waiver of Notice. Whenever any notice is required to be given by law, the Certificate of Incorporation or under the provisions of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver thereof by electronic transmission by such person or persons, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Any person so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 6. Headings. Section or paragraph headings are inserted herein only for convenience of reference and shall not be considered in the construction of any provision hereof.